Exhibit 10.4

THIRD AMENDMENT TO LOAN AGREEMENT

This THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of December 12, 2006, is entered into by and among CASCADE CORPORATION, an Oregon corporation, (the “Borrower”), the several financial institutions party as of the date hereof to the Loan Amendment referred to below (collectively called the “Lenders” and individually called a “Lender”), and BANK OF AMERICA, N.A., as agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

A.            The Borrower, the Lenders and the Agent are parties to a Loan Agreement, dated as of February 28, 2003 (as amended from time to time, the “Loan Agreement”).

B.            Pursuant to the Loan Agreement, the Lenders have extended and are continuing to extend certain credit facilities to the Borrower.

C.            The Borrower, the Agent and the Lenders desire to increase the aggregate commitment from $25,000,000 to $125,000,000, extend the maturity date, and make other changes to the terms and conditions of the credit facilities.

D.            The Lenders are willing to amend the Loan Agreement, but only as provided, and subject to the terms and conditions contained, in this Amendment.

THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Loan Agreement.

2.             Amendment to Loan Agreement.  Upon the effectiveness of, and subject to the terms and conditions contained in, this Amendment:

(a)           Section 1.1 is hereby amended to delete the definition of “Applicable Interest Rate” and replace such definition with the following:

“Applicable Interest Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 6.10(c):

Applicable Interest Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee (Basis Points)	Standby L/C Fee and Offshore Rate + (Basis Points)	Base Rate + (Basis Points)
1	>2.00:1.00	30.0	125.0	0
2	<2.00:1.00 but > 1.00:1.00	25.0	100.0	0
3	<1.00:1.00	22.5	75.0	0

Any increase or decrease in the Applicable Interest Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.10(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such time as the Compliance Certificate has been delivered and the actual Pricing Level has been determined.  The Applicable Interest Rate in effect from the date of this Amendment through receipt of the financial statements for the period ending October 31, 2006, and the accompanying Compliance Certificate, shall be determined based upon Pricing Level 3.”

(b)           Section 1.1 is hereby amended to delete the definition of “Maturity Date” and replace such definition with the following:

“‘Maturity Date’ means December 7, 2011.”

(c)           Section 2.1(a) is hereby amended to revise each Lender’s “Commitment Amount,” and delete the allocation of “Aggregate Commitments” between the Lenders and replace it with the following:

	Percentage	Commitment
Lender	Interest	Amount
Bank of America	60.00%	$75,000,000
Union Bank	40.00%	$50,000,000

Total	100.00%	$125,000,000

(d)           Section 2.1(b) (Option to Increase Aggregate Commitments) is hereby deleted.

(e)           Section 2.2 (Swing Line Loans) is hereby amended to increase the dollar limitation referenced in the first sentence from Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000).

(f)            Section 4.2(a) (Letters of Credit Requests) is hereby amended to increase the dollar limitation in the fifth sentence from Ten Million Dollars ($10,000,000) to Fifteen Million Dollars ($15,000,000).

(g)           Cascade Kenhar, Inc., formerly a subsidiary of the Borrower and a Guarantor, has been merged into the Borrower and is hereby deleted as a Guarantor.  Pursuant to Section 6.11, PSM LLC, a Washington limited liability company (“PSM”), is hereby added as a Guarantor.

(h)           Section 6.13(a) (Consolidated Net Worth) is hereby deleted.

(i)            Section 6.13(b) (Consolidated Fixed Change Coverage Ratio) is hereby moved to new Section 7.11(a).

(j)            Section 6.13(c) is hereby deleted and replaced with the following:

“Section 7.11(b)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio at any time to be greater than 3.00:1.00.”

(k)           A new Section 7.11(c) (Capital Stock Repurchases) is hereby added:

“Section 7.11(c) Capital Stock Repurchases.  During the term of this Agreement, the Borrower shall not purchase or repurchase any of its capital stock, or other equity interests, including through any redemption, acquisition, cancellation or termination transaction or series of transactions in excess of an aggregate amount of $100,000,000.”

(l)            Section 7.3 (Indebtedness) is hereby deleted and replaced with the following:

“Section 7.3 Indebtedness.  The Borrower shall not, and shall cause each Subsidiary to not, create, incur or become liable for any Indebtedness except: (a) the Loans; (b) existing Indebtedness reflected on the balance sheets referred to in Section 5.7; (c) current accounts payable or accrued expenses incurred by the Borrower in the ordinary course of business; (d) Indebtedness permitted under Section 7.4; (e) intercompany Indebtedness owing by the Borrower or any Subsidiary to the Borrower or any other Subsidiary permitted under Section 7.6; (f) Indebtedness secured by newly purchased tangible property (whether real or personal) in an aggregate amount no greater than Five Million Dollars ($5,000,000) outstanding at any time; and (g) additional unsecured

Indebtedness, provided that the total aggregate amount of such unsecured Indebtedness including any additional amount does not exceed Twenty-Five Million Dollars ($25,000,000) at any time, and provided that Borrower remains in compliance with all covenants set forth herein.”

(m)          Sections 10.4 (Mandatory Arbitration) and 10.5 (Waiver of Jury Trial) are hereby deleted and replaced with the following:

“Section 10.4  Arbitration and Waiver of Jury Trial.

(a)           This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”).  For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)           At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this agreement provides that it is governed by the law of a specified state.  The arbitration will take place on an individual basis without resort to any form of class action.

(c)           Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph.  In the event of any inconsistency, the terms of this paragraph shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)           The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e)           The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)            This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)           The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)           BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM.  FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.”

(n)           The following Section 10.18 is hereby added to the Loan Agreement:

“Section 10.18  USA Patriot Act Notice:  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.”

3.             Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)           No Default or Event of Default has occurred and is continuing.

(b)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Person) in order to be effective and/or enforceable. Each of this Amendment and the Loan Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it, without defense, counterclaim or offset, in accordance with its terms (subject to the waivers set forth in this Amendment), except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors’ rights.

(c)           All representations and warranties of the Borrower contained in the Loan Agreement and the statements set forth in the recitals of this Amendment are true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), in each case, other than (i) those that would not be true and correct but for the effectiveness of this Amendment, and (ii) with respect to Section 5.16 of the Loan Agreement, as otherwise disclosed to the Agent.

(d)           The Borrower is entering into this Amendment on the basis of its own business judgment, without reliance upon the Agent, any Lender or any other Person.

4.             Effective Date.  This Amendment will become effective as of the date first set forth above (the “Effective Date”), provided that each of the following conditions precedent is satisfied on or before the Effective Date:

(a)           the Agent has received, in sufficient number for each Lender, duly executed originals (or, if elected by the Agent, an executed facsimile copy, to be followed promptly by delivery of executed originals) of this Amendment, executed by the Borrower and each of the Lenders and acknowledged by the Agent, together with the Guarantor Acknowledgment and Consent attached hereto, executed by each Guarantor, and such other documentation as Agent shall reasonably require, including, but not limited to, an opinion of counsel to the Borrower, resolutions authorizing the transaction described herein, and officer’s certificates, and a Continuing Guaranty executed by PSM in favor of the Agent and the Lenders.

(b)           all of the representations and warranties contained herein (or incorporated herein by reference) are true and correct as of the Effective Date.

(c)           the Agent shall have received payment for the fees set forth below, which are due and payable at closing, as well as costs and expenses of the Agent (including reasonable attorneys’ fees) in connection with the transactions contemplated hereby:

(i)            Upfront Fee.  Borrower shall pay to Bank of America, as Agent for the Lenders, an upfront fee as set forth in the fee letter agreement dated as of the date of this Amendment (the “Fee Letter”).  The upfront fee shall be fully earned and non-refundable when paid.

(ii)           Arrangement Fee.  Borrower shall pay to Bank of America, for its own account, an arrangement fee as set forth in the Fee Letter.  The arrangement fee shall be due and payable at closing of this Amendment, and shall be fully earned and non-refundable when paid.

(iii)          Annual Agency Fees.  Pursuant to Section 2.13(d) of the Loan Agreement, so long as any Lender shall have any Commitment hereunder and until payment in full of each Loan, the Borrower agrees to pay to the Agent for its own account, an annual administrative fee as provided in the Fee Letter.  The annual agency fee shall be payable in advance on February 28th of each year and shall be deemed fully earned when due and non-refundable when paid.

5.             No Further Amendments.  Other than the specific amendments of the Loan Agreement as set forth in Section 2 hereof: (i) nothing contained herein shall be deemed a waiver of any provision, or any other existing or future noncompliance with any provision, of the Loan Agreement (including the Loan Agreement as amended hereby); and (ii) all of the terms, covenants and provisions of the Loan Agreement are and shall remain in full force and effect.

6.             Miscellaneous.

(a)           All references in the Loan Agreement and in the other Loan Documents to the Loan Agreement shall henceforth refer to the Loan Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Loan Agreement. This Amendment is a Loan Document.

(b)           This Amendment is made pursuant to Section 10.1 of the Loan Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c)           This Amendment shall be governed by and construed in accordance with the law of the State of Oregon.

(d)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrower (or Guarantor) shall bind such Lender or the Borrower (or Guarantor), respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

(e)           If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

(f)            Each of the provisions set forth in Section 10 of the Loan Agreement is incorporated herein by this reference and made applicable to this Amendment.

(g)           The Borrower covenants to pay to or reimburse the Agent, upon demand, for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(h)           UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

CASCADE CORPORATION, as the Borrower	BANK OF AMERICA, N.A., as Agent

By:	By:
Name:	Name:
Title:	Title:

BANK OF AMERICA, N.A., as a Lender	UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	By:
Name:	Name:
Title:	Title:

GUARANTOR ACKNOWLEDGMENT AND CONSENT

The undersigned Guarantor hereby: (i) acknowledges and consents to the terms, and the execution, delivery and performance, of the foregoing Amendment (the “Amendment”) (without implying the need for any such acknowledgment or consent); and (ii) represents and warrants to the Agent and the Lenders that, both before and after giving effect to the Amendment: (A) its Guaranty remains in full force and effect as an enforceable obligation of such Guarantor (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors’ rights), without defense, counterclaim or offset; and (B) it is in compliance with all of its covenants contained in its Guaranty and in each other Loan Document applicable to it. The undersigned further represents and warrants to the Agent and the Lenders that the execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under, this Guarantor Acknowledgment and Consent, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including, without limitation, any Governmental Person) in order to be effective and/or enforceable. The undersigned remakes as of the Effective Date (as defined in the Amendment) all of the representations and warranties made by it under its Guaranty. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Loan Agreement (as defined in the Amendment).

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantor Acknowledgment and Consent by its duly authorized officer as of December 12, 2006.

SANDY BLVD. DEVELOPMENT ASSOCIATES, INC.

By:
Name:
Title:

GUARANTOR ACKNOWLEDGMENT AND CONSENT

The undersigned Guarantor hereby: (i) acknowledges and consents to the terms, and the execution, delivery and performance, of the foregoing Amendment (the “Amendment”) (without implying the need for any such acknowledgment or consent); and (ii) represents and warrants to the Agent and the Lenders that, both before and after giving effect to the Amendment: (A) its Guaranty remains in full force and effect as an enforceable obligation of such Guarantor (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors’ rights), without defense, counterclaim or offset; and (B) it is in compliance with all of its covenants contained in its Guaranty and in each other Loan Document applicable to it. The undersigned further represents and warrants to the Agent and the Lenders that the execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under, this Guarantor Acknowledgment and Consent, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including, without limitation, any Governmental Person) in order to be effective and/or enforceable. The undersigned remakes as of the Effective Date (as defined in the Amendment) all of the representations and warranties made by it under its Guaranty. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Loan Agreement (as defined in the Amendment).

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantor Acknowledgment and Consent by its duly authorized officer as of December 12, 2006.

PSM LLC

By:
Name:
Title: